                         DOMINI SOCIAL INVESTMENT TRUST

                                    Amendment
                         to Second Amended and Restated
                              Declaration of Trust

                                November 14, 2007

     The undersigned, constituting at least a majority of the Trustees of the
Trust named above and acting pursuant to the Trust's Declaration of Trust as currently in effect (the "Declaration of Trust"), do hereby certify that in accordance with the provisions of the first sentence of Section 9.3(a) of the
Declaration of Trust, the following amendment to the Declaration of Trust has been duly adopted by at least a majority of the Trustees of the Trust, effective as of November 30, 2007:

     The Declaration of Trust is amended to change the name of the Series designated as DOMINI EUROPACIFIC SOCIAL EQUITY FUND on Appendix A and Appendix B
to DOMINI EUROPEAN PACASIA SOCIAL EQUITY FUND.

                            [SIGNATURE PAGE FOLLOWS.]

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

/s/ Amy L. Domini                       /s/ Karen Paul
-------------------------------------   ----------------------------------------
Amy L. Domini, as Trustee               Karen Paul, as Trustee
and not individually                    and not individually

/s/ Julie Elizabeth Harris              /s/ Gregory A. Ratliff
-------------------------------------   ----------------------------------------
Julie Elizabeth Harris, as Trustee      Gregory A. Ratliff, as Trustee
and not individually                    and not individually

/s/ Kirsten S. Moy                      /s/ John L. Shields
-------------------------------------   ----------------------------------------
Kirsten S. Moy, as Trustee              John L. Shields, as Trustee
and not individually                    and not individually

/s/ William C. Osborn
-------------------------------------
William C. Osborn, as Trustee
and not individually